BancFirst Corporation
101 NORTH BROADWAY
OKLAHOMA CITY, OKLAHOMA 73102

PRESS RELEASE

For Immediate Release: Thursday, October 18, 2007
For further information call Joe T. Shockley Jr., Chief Financial Officer (405) 270-1003
or David Rainbolt, Chief Executive Officer at (405) 270-1002

BANCFIRST CORPORATION REPORTS THIRD QUARTER EARNINGS

BancFirst Corporation (NASDAQ GSM:BANF) reported net income of $16.9 million or $1.06 diluted earnings per share for the third quarter of 2007, representing an increase of 33.0% over the $12.7 million or $0.79 diluted earnings per share for the same quarter a year ago. Net income for the first nine months of 2007 was $41.5 million or $2.61 diluted earnings per share versus $35.8 million or $2.23 diluted earnings per share for the same period in 2006. The quarterly results included several one-time items that contributed to the jump in earnings. Taken together, these transactions increased net income by $5.9 million or $0.36 diluted earnings per share for the quarter. The year-to-date earnings figures also included a one-time expense of $1.9 million in the first quarter of 2007 for the redemption of the Company’s 9.65% trust preferred securities.

Net interest income for the third quarter was $37.0 million, $564,000 above the third quarter of the prior year. The Company’s net interest margin was 4.55% during the quarter compared to 4.77% a year ago. The decrease in the net interest margin was due to higher rates on deposits relative to rates on earning assets. The loan loss provision totaled $2.2 million compared to $315,000 in the third quarter of 2006 as a result of growth in loans combined with identified weaknesses in certain credits. Nonperforming loans equaled 0.46% of assets, unchanged from a year ago, and net charge-offs represented 0.09% of loans, both remaining at relatively low levels. Noninterest income of $26.8 million was up $11.3 million over the same quarter a year ago. Included in this quarter’s noninterest income was a one-time gain of $7.8 million on the sale of an investment and a $3.1 million recovery on an insurance claim that was fully expensed in 2005. Noninterest expense included a one-time $1 million donation to the Company’s charitable foundation and approximately $800,000 of expenses related to the investment gain. Recurring noninterest expenses were up approximately $600,000 due to the Company’s branch expansion program.

At September 30, 2007 the Company’s total assets were $3.5 billion, an increase of $122 million or 3.6% over September 30, 2006. Loans at quarter-end totaled $2.4 billion, up 2.9% from $2.3 billion a year ago while deposits were $3.1 billion, representing an increase of $153 million. Equity capital totaled $359 million which equaled 10.1% of total assets.

In September, the Company concluded its modified Dutch auction tender offer and purchased 539,453 shares of its common stock at a price per share of $45.00 per share, including all “odd lots” properly tendered and not withdrawn. These shares represented approximately 3.4% of BancFirst Corporation’s outstanding shares.

At its meeting in September 2007, the Company’s Board of Directors adopted an increase of 366,948 common shares in its Stock Repurchase Program. This amendment to the Plan, originally adopted in November 1999, restored the number of shares to the original amount of 600,000 shares.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company’s principal subsidiary bank, BancFirst, is Oklahoma’s largest state-chartered bank with 86 banking locations serving 44 communities across Oklahoma.

The Company may make forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management’s current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2007
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$36,374	$37,437	$36,969		$110,780
Provision for loan losses	(31)	132	2,248		2,349
Securities transactions	227	339	7,723		8,289
Total noninterest income	13,882	15,235	26,790		55,907
Salaries and employee benefits	18,790	18,937	19,513		57,240
Total noninterest expense	33,421	31,618	35,167		100,206
Net income	11,123	13,402	16,944		41,469
Per Common Share Data:
Net income-basic	0.71	0.85	1.11		2.73
Net income-diluted	0.69	0.83	1.06		2.61
Cash dividends declared	0.18	0.18	0.20		0.56
Common shares outstanding	15,721,936	15,724,536	15,201,459		15,201,459
Average common shares outstanding -
Basic	15,750,333	15,723,483	15,723,483		15,471,124
Diluted	16,113,434	16,056,768	16,054,215		15,813,722
Performance Ratios:
Return on average assets	1.31%	1.51%	1.88%		1.57%
Return on average equity	12.83	14.93	18.14		15.37
Net interest margin	4.75	4.68	4.55		4.65
Efficiency ratio	66.50	60.03	55.16		60.12

	2006
					Year-
	Q1	Q2	Q3	Q4	To-Date
Income Statement Data:
Net interest income	$34,601	$35,753	36,404	36,930	$143,688
Provision for loan losses	681	917	315	(123)	1,790
Securities transactions	--	139	246	141	526
Total noninterest income	13,409	14,732	15,501	14,782	58,424
Salaries and employee benefits	17,618	17,346	17,741	17,631	70,336
Total noninterest expense	30,292	30,826	31,609	31,830	124,557
Net income	10,881	12,209	12,740	13,522	49,352
Per Common Share Data:
Net income-basic	0.69	0.78	0.81	0.86	3.13
Net income-diluted	0.68	0.76	0.79	0.84	3.07
Cash dividends declared	0.16	0.16	0.18	0.18	0.68
Common shares outstanding	15,687,840	15,716,195	15,742,171	15,764,310	15,764,310
Average common shares outstanding -
Basic	15,666,676	15,702,060	15,732,307	15,751,044	15,713,306
Diluted	16,045,822	16,080,423	16,112,809	16,149,063	16,094,844
Performance Ratios:
Return on average assets	1.33%	1.46%	1.50%	1.55%	1.46%
Return on average equity	14.03	15.49	15.44	15.38	15.10
Net interest margin	4.77	4.78	4.77	4.71	4.75
Efficiency ratio	63.09	61.06	60.90	61.55	61.63

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share data - Unaudited)

	2007
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,521,686	$3,601,866	$3,546,338
Total loans	2,336,028	2,345,838	2,399,982
Allowance for loan losses	(27,493)	(27,568)	(28,828)
Securities	430,765	459,271	464,534
Deposits	3,069,206	3,151,553	3,119,775
Stockholders' equity	355,478	364,547	358,871
Book value per common share	22.61	23.18	23.61
Tangible book value per common share	20.09	20.46	20.80
Balance Sheet Ratios:
Average loans to deposits	77.50%	75.02%	75.51%
Average earning assets to total assets	90.77	90.74	90.89
Average stockholders' equity to average assets	10.18	10.11	10.35
Asset Quality Data:
Past due loans	$1,688	$1,276	$1,022
Nonaccrual loans	9,909	13,372	13,146
Restructured loans	792	912	989
Total nonperforming and restructured loans	12,389	15,560	15,157
Other real estate owned and repossessed assets	1,233	1,098	1,300
Total nonperforming and restructured assets	13,622	16,658	16,457
Nonperforming and restructured loans to total loans	0.53%	0.66%	0.63%
Nonperforming and restructured assets to total assets	0.39	0.46	0.46
Allowance to total loans	1.18	1.18	1.20
Allowance to nonperforming and restructured loans	221.90	177.18	190.20
Net charge-offs to average loans	0.03	0.01	0.09

	2006
	Q1	Q2	Q3	Q4
Balance Sheet Data:
Total assets	$3,357,717	$3,389,689	$3,424,495	3,419,132
Total loans	2,306,317	2,339,959	2,332,838	2,325,548
Allowance for loan losses	(27,789)	(28,227)	(28,988)	(27,700)
Securities	428,222	434,696	422,650	432,910
Deposits	2,934,980	2,954,960	2,967,056	2,974,305
Stockholders' equity	310,698	320,430	335,148	348,913
Book value per common share	19.81	20.39	21.29	22.13
Tangible book value per common share	17.35	17.95	18.75	19.61
Balance Sheet Ratios:
Average loans to deposits	80.39%	79.13%	79.27%	78.03%
Average earning assets to total assets	89.55	90.16	90.36	90.71
Average stockholders' equity to average assets	9.50	9.46	9.70	10.08
Asset Quality Data:
Past due loans	$1,204	$612	$727	$1,884
Nonaccrual loans	8,238	7,244	8,960	9,371
Restructured loans	720	727	782	715
Total nonperforming and restructured loans	10,162	8,583	10,469	11,970
Other real estate owned and repossessed assets	2,075	2,657	2,548	1,675
Total nonperforming and restructured assets	12,237	11,240	13,017	13,645
Nonperforming and restructured loans to total loans	0.40%	0.37%	0.45%	0.51%
Nonperforming and restructured assets to total assets	0.36	0.33	0.38	0.40
Allowance to total loans	1.20	1.21	1.24	1.19
Allowance to nonperforming and restructured loans	303.31	328.88	276.91	231.41
Net charge-offs to average loans	0.07	0.08	0.01	0.20

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2007			September 30, 2007
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$2,.361,844	$48,123	8.08%	$2,344,745	$142,055	8.10%
Securities - taxable	425,087	4,660	4.35	405,252	13,748	4.54
Securities - tax exempt	35,743	536	5.95	35,782	1,621	6.06
Federal funds sold	433,114	5,411	4.96	421,949	16,339	5.18
Total earning assets	3,255,788	58,730	7.16	3,207,728	173,763	7.24

Nonearning assets:
Cash and due from banks	136,631			140,912
Interest receivable and other assets	217,360			211,721
Allowance for loan losses	(27,606)			(27,602)
Total nonearning assets	326,385			325,031
Total assets	$3,582,173			$3,532,759

LIABILITIES AND
STOCKHOLDERS’ EQUITY
Interest-bearing liabilities:
Transaction deposits	$387,214	$724	0.74%	$401,440	$2,304	0.77%
Savings deposits	1,076,400	10,681	3.94	1,033,857	30,177	3.90
Time deposits	790,873	9,186	4.61	780,412	26,608	4.56
Short-term borrowings	30,829	396	5.10	35,507	1,345	5.06
Long-term borrowings	951	3	1.25	1,034	42	5.43
Junior subordinated debentures	26,805	492	7.28	28,178	1,648	7.82
Total interest-bearing liabilities	2,313,072	21,482	3.68	2,280,428	62,124	3.64

Interest-free funds:
Noninterest bearing deposits	873,531			870,137
Interest payable and other liabilities	24,980			21,413
Stockholders’ equity	370,590			360,781
Total interest free-funds	1,269,101			1,252,331
Total liabilities and stockholders’ equity	$3,582,173			$3,532,759
Net interest income		$37,248			$111,639
Net interest spread			3.48%			3.60%
Net interest margin			4.55%			4.65%